Exhibit 23



               CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of J.P. Morgan & Co. Incorporated of our report dated January 8, 1997 appearing on page 34 of the J.P. Morgan & Co. Incorporated 1996 Annual Report on Form 10-K for the year ended December 31, 1996 (included in J.P. Morgan & Co. Incorporated's Annual Report to Stockholders). We also consent to the reference to us under the heading "Experts" in such Prospectus.


      PRICE WATERHOUSE LLP/s/
      New York, New York
      November 18, 1997